                                                                  EXECUTION COPY

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                          ALLIED SECURITY ESCROW CORP.

                                TO BE ASSUMED BY

                          ALLIED SECURITY HOLDINGS LLC
                                       AND
                          ALLIED SECURITY FINANCE CORP.

                   11.375% SENIOR SUBORDINATED NOTES DUE 2011

                            -----------------------

                                    INDENTURE

                            Dated as of July 14, 2004

                            -----------------------

                              THE BANK OF NEW YORK

                                     Trustee

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                                               CROSS-REFERENCE TABLE*

        Trust Indenture
        Act Section                                                                        Indenture Section
        310(a)(1)...................................................................             7.10
             (a)(2).................................................................             7.10
             (a)(3).................................................................             N.A.
             (a)(4).................................................................             N.A.
             (a)(5).................................................................             7.10
             (b)....................................................................             7.10
             (c)....................................................................             N.A.
        311(a)......................................................................             7.11
             (b)....................................................................             7.11
             (c)....................................................................             N.A.
        312(a)......................................................................             2.05
             (b)....................................................................            12.03
             (c)....................................................................            12.03
        313(a)......................................................................             7.06
             (b)(2).................................................................          7.06; 7.07
             (c)....................................................................         7.06; 12.02
             (d)....................................................................             7.06
        314(a)......................................................................      4.03; 12.02; 12.05
             (c)(1).................................................................            12.04
             (c)(2).................................................................            12.04
             (c)(3).................................................................             N.A.
             (e)....................................................................            12.05
             (f)....................................................................             N.A.
        315(a)......................................................................             7.01
             (b)....................................................................         7.05; 12.02
             (c)....................................................................             7.01
             (d)....................................................................             7.01
             (e)....................................................................             6.11
        316(a) (last sentence)......................................................             2.09
             (a)(1)(A)..............................................................             6.05
             (a)(1)(B)..............................................................             6.04
             (a)(2).................................................................             N.A.
             (b)....................................................................             6.07
             (c)....................................................................             2.12
        317(a)(1)...................................................................             6.08
             (a)(2).................................................................             6.09
             (b)....................................................................             2.04
        318(a)......................................................................            12.01
             (b)....................................................................             N.A.
             (c)....................................................................            12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                                            TABLE OF CONTENTS

                                                                                                               Page

                                                                 ARTICLE 1
                                                      DEFINITIONS AND INCORPORATION
                                                               BY REFERENCE

                                                                 ARTICLE 2
                                                                 THE NOTES

                                                                ARTICLE 3
                                                         REDEMPTION AND PREPAYMENT

                                                                ARTICLE 4
                                                                COVENANTS

                                        i

                                                                ARTICLE 5
                                                               SUCCESSORS

   Section 5.01       Merger, Consolidation, or Sale of Assets...................................................59
   Section 5.02       Successor Corporation Substituted..........................................................59

                                                                ARTICLE 6
                                                          DEFAULTS AND REMEDIES

                                                                 ARTICLE 7
                                                                  TRUSTEE

                                       ii

                                                                ARTICLE 8
                                                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                      Provisions.................................................................................71
   Section 8.06       Repayment to Company.......................................................................71
   Section 8.07       Reinstatement..............................................................................71

                                                                ARTICLE 9
                                                     AMENDMENT, SUPPLEMENT AND WAIVER

                                                                ARTICLE 10
                                                               SUBORDINATION

                                                                ARTICLE 11
                                                              NOTE GUARANTEES

                                                                 ARTICLE 12
                                                         SATISFACTION AND DISCHARGE

   Section 12.01      Satisfaction and Discharge.................................................................81
   Section 12.02      Application of Trust Money.................................................................82

                                      iii

                                                                ARTICLE 13
                                                              MISCELLANEOUS

   Section 13.07      No Personal Liability of Directors, Officers, Employees, Incorporators, Stockholders,

                                                                EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF NOTATION OF GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE
Exhibit G         FORM OF CO-ISSUER SUPPLEMENTAL INDENTURE

                                       iv

         INDENTURE, dated as of July 14, 2004, between Allied Security Escrow
Corp. ("Escrow Corp."), a Delaware corporation, and The Bank of New York, a New
York banking corporation, as trustee.

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the
11.375% Senior Subordinated Notes due 2011 (the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of
Exhibit A1 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of, and registered in the name of, the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified
         Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means additional Notes (other than the Initial
Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control,"
as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the
Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Allied" means SpectaGuard Acquisition LLC, a Delaware limited liability company.

         "Allied Finance" means Allied Security Finance Corp., a Delaware corporation.

         "Allied Holdings" means Allied Security Holdings LLC, a Delaware limited liability company.

         "Applicable Premium" means, with respect to a Note at any redemption date, the greater of:

               (1) 1.0% of the then outstanding principal amount of such Note at such time; and

               (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on July 15, 2008 (such redemption price being described in Section 3.07(a), exclusive of any accrued interest and Liquidated Damages, if any) plus (ii) all required remaining

         scheduled interest payments due on such Note through July 15, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such
         Note at such time.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means

               (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by
         Section 4.15 and/or Section 5.01 and not by Section 4.10; and

               (2) the issuance of Equity Interests in any of the Company's
         Restricted Subsidiaries or the sale of Equity Interests in any of its
         Restricted Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

               (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

               (2) a transfer of assets between or among the Company and its
         Restricted Subsidiaries;

               (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the
         Company;

               (4) the sale or lease of products, services or accounts
         receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets no longer used or useful in the Company's or any of its Restricted Subsidiaries'
         business;

               (5) the sale or other disposition of cash or Cash Equivalents;
         and

               (6) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease
Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Barton Acquisition" means the acquisition of Barton Protective
Services Incorporated by BPS LLC, a wholly owned Subsidiary of Allied, pursuant to the Agreement and Plan of Merger, dated as of May 12, 2004.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3)
of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms
"Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

               (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

               (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

               (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

               (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Broker-Dealer" has the meaning set forth in the Registration Rights
Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

               (1) in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
         (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Equivalents" means:

               (1) United States dollars;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers'
         acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any

         domestic commercial bank having capital and surplus in excess of
         $500.0 million and a Thomson Bank Watch Rating of "B" or better;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2)
         and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's
         Rating Services and, in each case, maturing within one year after the date of acquisition; and

               (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)
         through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

               (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a
         Principal;

               (2) the adoption of a plan relating to the liquidation or
         dissolution of the Company;

               (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Principals and their
         Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

               (4) after an initial public offering of the Company or any direct or indirect parent of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not
         Continuing Directors; or

               (5) the first day on which the Company ceases to own, directly or indirectly, 100% of the outstanding Equity Interests of Allied
         Finance; provided that no Change of Control will be deemed to have occurred pursuant to this clause (5) if the Company ceases to own such
         Equity Interests due to the dissolution of Allied Security Finance
         Corp. following the conversion of the Company into a corporation.

         "Clearstream" means Clearstream Banking, S.A.

         "Company" means Allied prior to the consummation of the Escrow Merger and Allied Holdings following consummation of the Escrow Merger, and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

               (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

               (2) provision for taxes based on income or profits or Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was deducted in computing such Consolidated Net Income; plus

               (3) the Fixed Charges of such Person and its Restricted
         Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

               (4) depreciation, amortization (including amortization of
         intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such
         Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

               (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its
Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (1) the Net Income (but not loss) of any Person that is not a
         Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified
         Person or a Restricted Subsidiary of the Person;

               (2) for purposes of Section 4.07 only, the Net Income of any
         Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that
         Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that
         Restricted Subsidiary or its stockholders;

               (3) the cumulative effect of a change in accounting principles will be excluded; and

               (4) notwithstanding clause (1) above, the Net Income of any
         Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

               (1) was a member of such Board of Directors on the date of the initial public offering of Equity Interests of the Company or any corporation into which the Company was reorganized for the purpose of conducting the initial public offering; or

               (2) was nominated for election or elected to such Board of
         Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" will be at the address of the
Trustee specified in Section 13.02 hereof or such other address as to which the
Trustee may give notice to the Company.

         "Credit Agreement" means that certain Credit Agreement, to be dated on or before the date of the Barton Acquisition, by and among Allied Holdings, Bear
Stearns Corporate Lending Inc., as administrative agent, and the lenders party thereto, providing for up to $260.0 million of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of
Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means:

               (1) any Indebtedness outstanding under the Credit Agreement; and

               (2) after payment in full in cash of all Obligations under the
         Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the
Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company, other than Allied Security Finance Corp., that was formed under the laws of the
United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offer and sale of Capital Stock (other than
Disqualified Stock) of:

               (1) the Company; or

               (2) a direct or indirect parent of the Company, to the extent that the net proceeds of any such offer and sale of Capital Stock is contributed to the Company as a capital contribution (other than in exchange for Disqualified Stock).

         "Escrow Account" has the meaning set forth in the Escrow and Security
Agreement.

         "Escrow and Security Agreement" means the Escrow and Security
Agreement, dated as of the date of this Indenture, among Mafco Holdings, Escrow
Corp., the Trustee and The Bank of New York as escrow agent, as such agreement may be amended, modified or supplemented from time to time.

         "Escrow Merger" means the merger of Escrow Corp. with and into Allied
Holdings.

         "Escrow Property" has the meaning set forth in the Escrow and Security
Agreement.

         "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means Indebtedness of Allied and its
Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

         "Existing Notes" means Allied's 15% Senior Subordinated Notes due June
30, 2010 and 16-1/4% Senior Subordinated Notes due June 30, 2010.

         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer, chief accounting officer, controller or Board of Directors of the
Company or the Restricted Subsidiary, as applicable (unless otherwise provided in this Indenture).

         "Fixed Charge Coverage Ratio" means, with respect to any specified
Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs,

assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed
Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge
Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

               (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries
         acquired by the specified Person or any of its Restricted
         Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

               (2) the Consolidated Cash Flow attributable to discontinued
         operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the
         Calculation Date, will be excluded;

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation
         Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the
         Calculation Date;

               (4) any Person that is a Restricted Subsidiary on the Calculation
         Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

               (5) any Person that is not a Restricted Subsidiary on the
         Calculation Date will be deemed not to have been a Restricted
         Subsidiary at any time during such four-quarter period; and

               (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the
         Calculation Date).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1) the consolidated interest expense of such Person and its
         Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance

         financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

               (2) the consolidated interest expense of such Person and its
         Restricted Subsidiaries that was capitalized during such period; plus

               (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted
         Subsidiaries, whether or not such guarantee or Lien is called upon;
         plus

               (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such
         Person or any of its Restricted Subsidiaries, other than dividends on
         Equity Interests payable solely in Equity Interests of such Person
         (other than Disqualified Stock) or to such Person or a Restricted
         Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such
         Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2)
hereof, which is required to be placed on all Global Notes issued under this
Indenture.

         "Global Notes" means, individually and collectively, each of the
Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note
Legend and that has the "Schedule of Exchanges of Interests in the Global Note"
attached thereto, issued in accordance with Section 2.01, 2.06(b)(3),
2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuers' opinion.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantors" means each of:

               (1) Allied and each Domestic Subsidiary of the Company that guarantees the Credit Agreement following consummation of the Escrow
         Merger; and

               (2) any other Subsidiary of the Company that executes a Note
         Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Note
Guarantee of such Person has been released in accordance with the provisions of this Indenture.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

               (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

               (3) other agreements or arrangements designed to protect such
         Person against fluctuations in currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a Global Note substantially in the form of
Exhibit A1 hereto bearing the Global Note Legend and the Private Placement
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited
Investors.

         "Immaterial Subsidiary" means, as of any date, any Restricted
Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000;
provided that a Restricted Subsidiary will not be considered to be an Immaterial
Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

               (1) in respect of borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3) in respect of banker's acceptances;

               (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

               (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

               (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit,
Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

                                       10

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $180.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Initial Purchaser" means Bear, Stearns & Co. Inc.

         "Institutional Accredited Investor" means an institution that is an
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act, who are not also QIBs.

         "Insurance Premium Financing" means financing of annual insurance premiums with a stated maturity not to exceed one year.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business and deposits made in connection with acquisitions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the
Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in
such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such
Restricted Subsidiary in such third Person in an amount equal to the Fair Market
Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "Issuers" means only Escrow Corp. prior to the consummation of the
Escrow Merger, and following the consummation of the Escrow Merger, means Allied
Holdings and Allied Finance, as co-issuers, and any and all successors thereto;
provided that the term "Issuers" will cease to apply to Allied Finance if Allied
Finance is dissolved or otherwise ceases to exist following the conversion of
Allied Holdings into a corporation.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or

                                       11

agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "Mafco Holdings" means Mafco Holdings, Inc., a Delaware corporation, and its successors.

         "Management Agreement" means the Amended and Restated Management
Agreement dated as of December 19, 2003, by and between SpectaGuard Holding
Corporation, a Delaware corporation formerly known as Gryphon SpectaGuard II,
Inc. and Allied, as the same may be amended from time to time; provided that any such agreement, as amended, is not less favorable to the Holders of the Notes in any material respect than the original agreement as in effect on the date hereof as reasonably determined by the Company; provided, however, that, notwithstanding the foregoing, any such amendment may provide that (a) any reimbursement of payments to management that, as of the date hereof, are to be made in units may be made in cash or (b) the Company or any entity that owns
100% of the Company's equity interests may be substituted for Allied or such substituted entity.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss), together with any related
         provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted
         Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the
Company or any of its Restricted Subsidiaries in respect of any Asset Sale
(including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than
Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted
         Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
         Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the
         Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                                       12

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "Notes" has the meaning assigned to it in the preamble to this
Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the
Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller,
the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

         "Operating Agreement" means the Second Amended and Restated Operating
Agreement of SpectaGuard Acquisition LLC, dated February 19, 2003, by and among
SpectaGuard Holding Corporation, Albert J. Berger, William C. Whitmore, Jr.,
William A. Torzolini, Bruce A Gelting, Mark P. Desrosier, Ronald Rabena, John
Redden and Richard L. Finley, OCM Specta Holdings, Inc., Blackstone SG Mezzanine
Corporation, Ronald O. Perelman, Donald G. Drapkin, Howard Gittis, and Mafco
Holdings.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, which meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any
Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or
Clearstream, a Person who has an account with the Depositary, Euroclear or
Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

         "Permitted Business" means the business of the Company and its
Subsidiaries or Barton Protective Services Incorporated engaged in on the date of this Indenture and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension of, such business.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted
         Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary
         of the Company in a Person, if as a result of such Investment: (a) such
         Person becomes a Restricted Subsidiary of the Company; or (b) such
         Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                                       13

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any acquisition of assets or Capital Stock solely in
         exchange for the issuance of Equity Interests (other than Disqualified
         Stock) of the Company;

                  (6) any Investments received in compromise or resolution of
         (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted
         Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (7) Investments represented by Hedging Obligations;

                  (8) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company
         in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

                  (9) repurchases of the Notes or the Existing Notes;

                  (10) receivables owing to the Company or a Restricted
         Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
         provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (11) advances, loans and extensions of credit to suppliers and vendors in the ordinary course of business; and

                  (12) other Investments in any Person having an aggregate Fair
         Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12)
         that are at the time outstanding not to exceed $5.0 million.

         "Permitted Junior Securities" means:

                  (1) Equity Interests in the Company or any Guarantor; or

                  (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the
         Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

         "Permitted Liens" means:

                  (1) Liens on assets of the Issuers or any of its Restricted
         Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

                  (2) Liens in favor of the Issuers or the Guarantors;

                  (3) Liens on property of a Person existing at the time such
         Person is merged with or into or consolidated with the Company or any
         Restricted Subsidiary of the Company; provided that such Liens were not incurred in the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                                       14

                  (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any
         Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease
         Obligations) permitted by clause (4) of Section 4.09(b) covering only the assets acquired with or financed by such Indebtedness;

                  (7) Liens existing on the date of this Indenture;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' liens, in each case, incurred in the ordinary course of business;

                  (10) survey exceptions, easements or reservations of, or
         rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such
         Person;

                  (11) Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

                  (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
         (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new
         Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the
         Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

                  (13) Liens securing Hedging Obligations;

                  (14) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit);

                  (15) Liens arising by operation of law in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers or the like, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                  (16) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated or if the period within which such appeal or proceedings may be initiated shall not have expired; and

                                       15

                  (17) Liens incurred in the ordinary course of business of the
         Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the
Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted
Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final
         maturity date later than the final maturity date of, and has a Weighted
         Average Life to Maturity equal to or greater than the Weighted Average
         Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

                  (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the
         Holders of Notes as those contained in the documentation governing the
         Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

         "Permitted Transactions" means any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company or any Restricted Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the
Company or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the date of this Indenture and disclosed on Schedule 1 to the Indenture, including the Management Agreement and the
Operating Agreement, as the same may be amended from time to time; provided that any such agreement, as amended, is not less favorable to the Holders of the
Notes in any material respect than the original agreement as in effect on the date of this Indenture as reasonably determined by the Company; provided, however, that, notwithstanding the foregoing, any such amendment may provide that the Company or any entity that owns 100% of the Company's Equity Interests may be substituted for Allied or such substituted entity.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principals" means each of MacAndrews & Forbes Holdings Inc. and its executive officers who are members of Allied on the date of this Indenture.

         "Private Placement Legend" means the legend set forth in Section
2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                                       16

         "Qualified Affiliate Debt" means unsecured, subordinated Indebtedness issued by the Company to Mafco Holdings or its Affiliates in an aggregate principal amount at any time outstanding not to exceed $15.0 million (plus capitalized interest on such Indebtedness).

         "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of July 14, 2004, between Escrow Corp. and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between one or both of the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the
Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" a Regulation S Temporary Global Note or
Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private
Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" means (1) any 80% (or more) owned Subsidiary or immediate family member of any Principal; or (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80%
or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the
Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private
Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted
Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

                                       17

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means:

                  (1) all Indebtedness of the Issuers or any Guarantor
         outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

                  (2) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the
         Notes or any Note Guarantee, and

                  (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by the Issuers;

                  (2) any intercompany Indebtedness of the Company or any of its
         Subsidiaries to the Company or any of its Affiliates;

                  (3) any trade payables;

                  (4) the portion of any Indebtedness that is incurred in
         violation of this Indenture; or

                  (5) Indebtedness which is classified as non-recourse in
         accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy
         Code.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Special Payments" means cash payments to members of senior management of the Company or its Subsidiaries pursuant to agreements existing on the date of this Indenture or the reimbursement of such payments by the Company or its
Subsidiaries pursuant to the Management Agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                                       18

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital
         Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the
         managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Taxable Income" means, for any period, the taxable income or loss of the Company for such period for federal income tax purposes.

         "Tax Amount" means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by the
Company if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; provided, that in determining the
Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if the Company were a Delaware corporation shall be taken into account; provided, further, that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any
Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm. Notwithstanding anything to the contrary,
Tax Amount shall not include taxes resulting from the Company's reorganization as or change in the status to a corporation for tax purposes.

         "TIA" means the Trust Indenture Act of 1939, as amended (15
U.S.C.ss.ss. 77aaa-77bbbb).

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to July 15, 2008; provided, however, that if the average life to July 15,
2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to July 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means The Bank of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

                                       19

         "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Allied Security Finance Corp. or any successor thereof), that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the
         Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such
         Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "Voting Stock" means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled, by contract or otherwise, to manage, or to elect or appoint the
Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

         "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such
         Indebtedness.

Section 1.02 Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------

        "Affiliate Transaction".............................................................       4.11
        "Asset Sale Offer"..................................................................       3.10
        "Authentication Order"..............................................................       2.02
        "Calculation Date"..................................................................       1.01
        "Change of Control Offer"...........................................................       4.15

                                       20

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------

        "Change of Control Payment".........................................................       4.15
        "Change of Control Payment Date"....................................................       4.15
        "Covenant Defeasance"...............................................................       8.03
        "DTC"...............................................................................       2.03
        "Event of Default"..................................................................       6.01
        "Excess Proceeds"...................................................................       4.10
        "incur".............................................................................       4.09
        "Legal Defeasance"..................................................................       8.02
        "Liquidated Damages Notice" ........................................................       4.23
        "Offer Amount"......................................................................       3.10
        "Offer Period"......................................................................       3.10
        "Paying Agent"......................................................................       2.03
        "Payment Blockage Notice" ..........................................................       10.03
        "Payment Default" ..................................................................       6.01
        "Permitted Debt"....................................................................       4.09
        "Purchase Date".....................................................................       3.10
        "Redemption Date" ..................................................................       3.07
        "Registrar".........................................................................       2.03
        "Restricted Contribution"...........................................................       4.07
        "Restricted Payments"...............................................................       4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the
Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                                       21

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
         plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities
         Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the
Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of
Exhibit A1 hereto (but without the Global Note Legend thereon and without the
"Schedule of Exchanges of Interests in the Global Note" attached thereto). Each
Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the
Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on
Regulation S will be issued initially in the form of the Regulation S Temporary
Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of
Euroclear or Clearstream, duly executed by the Issuers and authenticated by the
Trustee as hereinafter provided. Following the termination of the Restricted
Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S
Temporary Global Note. The aggregate principal amount of the Regulation S
Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the
Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                                       22

                  (1) Euroclear and Clearstream Procedures Applicable. The
         provisions of the "Operating Procedures of the Euroclear System" and
         "Terms and Conditions Governing Use of Euroclear" and the "General
         Terms and Conditions of Clearstream Banking" and "Customer Handbook" of
         Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent
         Global Note that are held by Participants through Euroclear or
         Clearstream.

Section 2.02 Execution and Authentication.

         At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Issuers signed by two Officers (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional
Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the
Issuers pursuant to one or more Authentication Orders, except as provided in
Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the
Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an
Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

         The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar will keep a register of the Notes and of their transfer and exchange.
The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term
"Paying Agent" includes any additional paying agent. The Issuers may change any
Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this
Indenture. If the Issuers fail to appoint or maintain another entity as
Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and
Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of
Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to

                                       23

the Trustee, the Paying Agent (if other than Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as
Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as
Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven
Business Days before each interest payment date and at such other times as the
Trustee may request in writing, a list in such form and as of such date as the
Trustee may reasonably require of the names and addresses of the Holders of
Notes and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be
transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

                  (1) the Issuers deliver to the Trustee notice from the
         Depositary that it is unwilling or unable to continue to act as
         Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

                  (2) the Issuers, at their option, determine that the Global
         Notes (in whole but not in part) should be exchanged for Definitive
         Notes and delivers a written notice to such effect to the Trustee;
         provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the
         Registrar of any certificates required pursuant to Rule
         903(b)(3)(ii)(B) under the Securities Act; or

                  (3) there has occurred and is continuing a Default or Event of
         Default with respect to the Notes.

         Upon the occurrence of either of the preceding events in (1) or (2)
above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global
Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this
Indenture and the Applicable Procedures. Beneficial interests in the Restricted
Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                                       24

                  (1) Transfer of Beneficial Interests in the Same Global Note.
         Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;
         provided, however, that prior to the expiration of the Restricted
         Period, transfers of beneficial interests in the Regulation S Temporary
         Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an
         Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests
         in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the
         Registrar either:

                           (A) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in
                           accordance with the Applicable Procedures directing
                           the Depositary to credit or cause to be credited a
                           beneficial interest in another Global Note in an
                           amount equal to the beneficial interest to be
                           transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information
                           regarding the Participant account to be credited with
                           such increase; or

                           (B) both:

                                    (i) a written order from a Participant or an
                           Indirect Participant given to the Depositary in
                           accordance with the Applicable Procedures directing
                           the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to
                           be transferred or exchanged; and

                                    (ii) instructions given by the Depositary to
                           the Registrar containing information regarding the
                           Person in whose name such Definitive Note shall be
                           registered to effect the transfer or exchange
                           referred to in (1) above;

                           provided that in no event shall Definitive Notes be
                           issued upon the transfer or exchange of beneficial
                           interests in the Regulation S Temporary Global Note
                           prior to (A) the expiration of the Restricted Period
                           and (B) the receipt by the Registrar of any
                           certificates required pursuant to Rule 903 under the
                           Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section
2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the
Securities Act, the Trustee shall adjust the principal amount of the relevant
Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted
         Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof

                                       25

         in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2)
         above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global
                  Note or the Regulation S Permanent Global Note, then the
                  transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the
                  transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a
         Restricted Global Note for Beneficial Interests in an Unrestricted
         Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an
         Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the holder of the beneficial interest to be
                  transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of
                  Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to
                           exchange such beneficial interest for a beneficial
                           interest in an Unrestricted Global Note, a
                           certificate from such holder in the form of Exhibit C
                           hereto, including the certifications in item (1)(a)
                           thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to
                           transfer such beneficial interest to a Person who
                           shall take delivery thereof in the form of a
                           beneficial interest in an Unrestricted Global Note, a
                           certificate from such holder in the form of Exhibit B
                           hereto, including the certifications in item (4)
                           thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the
                  restrictions on transfer contained herein and in the

                                       26

                  Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D)
above at a time when an Unrestricted Global Note has not yet been issued, the
Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to
         Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a
         Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the
                  certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an
                  exemption from the registration requirements of the Securities
                  Act other than those listed in subparagraphs (B) through (D)
                  above, a certificate to the effect set forth in Exhibit B
                  hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Issuers or any of their respective Subsidiaries, a
                  certificate to the effect set forth in Exhibit B hereto,
                  including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the
                  Securities Act, a certificate to the effect set forth in
                  Exhibit B hereto, including the certifications in item (3)(c)
                  thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Issuers shall execute and the Trustee shall

                                       27

authenticate and deliver to the Person designated in the instructions a
Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such
Definitive Notes to the Persons in whose names such Notes are so registered. Any
Definitive Note issued in exchange for a beneficial interest in a Restricted
Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement
Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Global Note
         to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C)
         hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to
         (A) the expiration of the Restricted Period and (B) the receipt by the
         Registrar of any certificates required pursuant to Rule
         903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to
         Unrestricted Definitive Notes. A holder of a beneficial interest in a
         Restricted Global Note may exchange such beneficial interest for an
         Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted
         Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a
                  transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person
                  participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to
                           exchange such beneficial interest for an Unrestricted
                           Definitive Note, a certificate from such holder in
                           the form of Exhibit C hereto, including the
                           certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to
                           transfer such beneficial interest to a Person who
                           shall take delivery thereof in the form of an
                           Unrestricted Definitive Note, a certificate from such
                           holder in the form of Exhibit B hereto, including the
                           certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance

                                       28

                  with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the
                  Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to
         Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive
         Note, then, upon satisfaction of the conditions set forth in Section
         2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any
         Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.
         The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4)
         will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in
         Restricted Global Notes. If any Holder of a Restricted Definitive Note
         proposes to exchange such Note for a beneficial interest in a
         Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the
         Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a
                  Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a
                  certificate to the effect set forth in Exhibit B hereto,
                  including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the
                  certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule
                  144, a certificate to the effect set forth in Exhibit B
                  hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in
                  reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications,
                  certificates and Opinion of Counsel required by item (3)
                  thereof, if applicable;

                                       29

                           (F) if such Restricted Definitive Note is being
                  transferred to the Issuers or any of their respective
                  Subsidiaries, a certificate to the effect set forth in Exhibit
                  B hereto, including the certifications in item (3)(b) thereof;
                  or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set
                  forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

                  the Trustee will cancel the Restricted Definitive Note,
                  increase or cause to be increased the aggregate principal
                  amount of, in the case of clause (A) above, the appropriate
                  Restricted Global Note, in the case of clause (B) above, the
                  144A Global Note, in the case of clause (C) above, the
                  Regulation S Global Note, and in all other cases, the IAI
                  Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in
         Unrestricted Global Notes. A Holder of a Restricted Definitive Note may
         exchange such Note for a beneficial interest in an Unrestricted Global
         Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an
         Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                  applicable Letter of Transmittal that it is not (i) a
                  Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate
                  (as defined in Rule 144) of either of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration
                  Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial
                           interest in the Unrestricted Global Note, a
                           certificate from such Holder in the form of Exhibit C
                           hereto, including the certifications in item (1)(c)
                           thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall
                           take delivery thereof in the form of a beneficial
                           interest in the Unrestricted Global Note, a
                           certificate from such Holder in the form of Exhibit B
                           hereto, including the certifications in item (4)
                           thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the
                  restrictions on transfer contained herein and in the Private
                  Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the
         subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the
         Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                                       30

                  (3) Unrestricted Definitive Notes to Beneficial Interests in
         Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note
         may exchange such Note for a beneficial interest in an Unrestricted
         Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an
         Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable
         Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an
         Authentication Order in accordance with Section 2.02 hereof, the
         Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive
         Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes.
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the
Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive
         Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the
                  Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)
                  thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive
         Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted
         Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights
                  Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the
                  applicable Letter of Transmittal that it is not (i) a
                  Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate
                  (as defined in Rule 144) of either of the Issuers;

                                       31

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the
                  Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in
                  accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for
                           an Unrestricted Definitive Note, a certificate from
                           such Holder in the form of Exhibit C hereto,
                           including the certifications in item (1)(d) thereof;
                           or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a
                           Person who shall take delivery thereof in the form of
                           an Unrestricted Definitive Note, a certificate from
                           such Holder in the form of Exhibit B hereto,
                           including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form
                  reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive
         Notes. A Holder of Unrestricted Definitive Notes may transfer such
         Notes to a Person who takes delivery thereof in the form of an
         Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted
         Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate
         principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the
         Exchange Offer by Persons that certify in the applicable Letters of
         Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of either of the Issuers; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not
         Broker-Dealers, (B) they are not participating in a distribution of the
         Exchange Notes and (C) they are not affiliates (as defined in Rule 144)
         of either of the Issuers.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive
Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                                       32

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes
                  issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS
HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED
HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON
WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS
DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d)
TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT,
PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT
SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH
ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND
BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY
OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES
OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH
SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE
EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement
                  Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE

                                       33

TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS
GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN
CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. The Regulation
         S Temporary Global Note will bear a Legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the
         Issuers will execute and the Trustee will authenticate Global Notes and
         Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any
         registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental

                                       34

         charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 3.10, 4.10, 4.15 and 9.05
         hereof).

                  (3) The Registrar will not be required to register the
         transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any
         registration of transfer or exchange of Global Notes or Definitive
         Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the
         Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) Neither the Registrar nor the Issuers will be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption under Section 3.02 hereof and ending at the close of business on the day of mailing;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a
         transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive
         Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (9) Each Holder of Notes agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (10) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the

                                       35

Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the
Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a
Note does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any
Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the
Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the
Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the
Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange

                                       36

Act). Certification of the destruction of all cancelled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

         The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the
Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date an Officers'
Certificate (provided that if such redemption is made pursuant to Section
3.07(a) hereof, such Officers' Certificate must be furnished at least five days before the redemption date) setting forth:

                  (1) the clause of this Indenture pursuant to which the
         redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

                  (1) if the Notes are listed on any national securities
         exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if otherwise required by law.

                                       37

         In the event of partial redemption or purchase by lot, the particular
Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such
Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

         Subject to the provisions of Sections 3.07(a), 3.09 and 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

         The notice will identify the Notes to be redeemed, including CUSIP numbers, and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this
         Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an
Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                                       38

Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and
Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the
Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) The Company may redeem the Notes, at its option, in whole but not in part, at any time on or prior to September 30, 2004 at a redemption price equal to 100% of the aggregate principal amount of the Notes plus accrued interest to, but not including, the redemption date if, in its judgment, the
Barton Acquisition will not be consummated on or prior to September 30, 2004 on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the
Escrow Account upon five days' prior notice.

         (b) At any time prior to July 15, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, with the net cash proceeds of one or more
Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the
         Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption occurs within 90 days of the date of the closing of any such Equity Offering.

                                       39

         (c) On or after July 15, 2008, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                  Percentage
----                                                                  ----------
2008..............................................................     105.688%
2009..............................................................     102.844%
2010 and thereafter...............................................     100.000%

         (d) The Issuers may redeem the Notes, at their option, at any time or from time to time prior to July 15, 2008, as a whole or in part, at a redemption price equal to the sum of (1) the then outstanding principal amount of the Notes redeemed, plus (2) accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, plus (3) the Applicable Premium thereon.

         (e) Other than as specifically provided in this Section 3.07, any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.08 Mandatory Redemption.

         Except as set forth under Section 3.09, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Special Mandatory Redemption.

         (a) If the conditions to release of the Escrow Property to the Company in connection with the consummation of the Acquisition, which are set forth in
Section 1.3(b) of the Escrow and Security Agreement, have not been satisfied by
September 30, 2004, the Company will redeem all of the outstanding Notes on
October 5, 2004, pursuant to the terms of the Escrow and Security Agreement, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

         (b) Promptly upon receipt by the Paying Agent of the Escrow Property, the Trustee will notify the Holders of the date fixed for special mandatory redemption pursuant to this Section 3.09.

         (c) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 will be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

         Upon the release of funds from the Escrow Account after delivery of the
Officers' Certificate required by the Escrow and Security Agreement, the foregoing provisions of this Section 3.09 shall be null and void.

Section 3.10 Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale
Offer"),they will follow the procedures specified below.

                                       40

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business
Days after the termination of the Offer Period (the "Purchase Date"), the
Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of
Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any
Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and
Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale
Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.10 and Section 4.10 hereof and the length of time the Asset
         Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the
         Notes completed, or transfer by book-entry transfer, to the Issuers, a
         Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase
         Date;

                  (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such
         Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the
         Offer Amount, the Issuers will select the Notes and other pari passu
         Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered
         (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                                       41

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer
Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.10. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the
Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any
Note not so accepted shall be promptly mailed or delivered by the Issuers to the
Holder thereof. The Issuers will publicly announce the results of the Asset Sale
Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of
Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the
Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of
10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all
Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to
1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Issuers will maintain in the Borough of Manhattan, the City of New
York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The
Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the

                                       42

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the
Issuers of their obligation to maintain an office or agency in the Borough of
Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed or furnished with the SEC on Forms 10-Q and 10-K if the
         Company were required to file or furnish such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.
Each annual report will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the
Registration Rights Agreement, the Company will file or furnish, as applicable, a copy of each of the reports referred to in clauses (1) and (2) above with the
SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

         If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the
Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

         (b) If the Company has designated any of its Subsidiaries as
Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) will include a presentation, the detail of which will be determined by the Company in its sole discretion, either on the face of the financial statements or in the footnotes thereto, and in Management's
Discussion and Analysis of Financial Condition and Results of Operations, of the
financial condition and results of operations of the Company and its Restricted
Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (c) The Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this

                                       43

Section 4.03, they will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder.

Section 4.04 Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such
Officer signing such certificate, that to the best of his or her knowledge the
Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or
Events of Default of which he or she may have knowledge and what action the
Issuers are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the
American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

         The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

         The Issuers and each of the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law,

                                       44

and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted
         Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the
         Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted
         Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than
         Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the
         Company);

                  (2) purchase, redeem or otherwise acquire or retire for value
         (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the
         Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase,
         redeem, defease or otherwise acquire or retire for value any
         Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its
         Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and
         other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

                  unless, at the time of and after giving effect to such
         Restricted Payment:

                  (1) no Default or Event of Default has occurred and is
         continuing or would occur as a consequence of such Restricted Payment;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section
         4.09(a) hereof and

                  (3) such Restricted Payment, together with the aggregate
         amount of all other Restricted Payments made by the Company and its
         Restricted Subsidiaries since the date of this Indenture (excluding
         Restricted Payments permitted by clauses (2) through (13) of paragraph
         (b) of this Section 4.07), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the
                  beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most
                  recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
                  Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                                       45

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company since the date of this Indenture as a capital contribution (other than Disqualified Stock) (which shall not be deemed to include any net cash proceeds received in
                  connection with any contribution designated at the time it is made as a restricted contribution (a "Restricted
                  Contribution")), or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the
                  Company that have been converted into or exchanged for such
                  Equity Interests (other than Equity Interests sold to a
                  Subsidiary of the Company); plus

                           (C) to the extent that any Restricted Investment that
                  was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted
                  Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                           (D) to the extent that any Unrestricted Subsidiary of
                  the Company designated as such after the date of this
                  Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company's
                  Investment in such Subsidiary as of the date of such
                  redesignation; plus

                           (E) 50% of any dividends received by the Company or a
                  Guarantor after the date of this Indenture from an
                  Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated
                  Net Income of the Company for such period.

         (b) The provisions of Section 4.07(a) hereof will not prohibit:

                  (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

                  (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale
         (other than to a Subsidiary of the Company) of, Equity Interests of the
         Company (other than Disqualified Stock) or from a substantially concurrent capital contribution (other than Disqualified Stock) to the
         Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

                  (3) the repurchase, redemption, defeasance or other
         acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any
         Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or in the case of any
         partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity
         Interests on a pro rata basis;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the
         Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or their estates or beneficiaries of their estates pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement;
         provided that the aggregate

                                       46

         price paid for all such repurchased, redeemed, acquired or retired
         Equity Interests may not exceed $1.5 million in any twelve-month period; provided, however, that amounts available pursuant to this clause (5) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in any subsequent twelve-month period, up to a maximum of $3.0 million in any twelve-month period;

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of
         Disqualified Stock of the Company or any Restricted Subsidiary of the
         Company issued on or after the date of this Indenture in accordance with Section 4.09 hereof;

                  (8) so long as the Company is treated for income tax purposes as a disregarded entity or a partnership, distributions to equityholders or partners of the Company in an amount not to exceed the
         Tax Amount for such period; provided that a distribution of the Tax
         Amount shall be made no earlier than 10 days prior to the due date of the tax payable by equityholders or partners of the Company to which such Tax Amount relates;

                  (9) the purchase by the Company of fractional shares upon
         conversion of any securities of the Company into Equity Interests of the Company;

                  (10) upon the occurrence of a Change of Control and after the completion of the offer to repurchase of the Notes pursuant to Section
         4.15 hereof (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of
         Indebtedness that is contractually subordinated to the Notes or any
         Note Guarantee required under the terms of such Indebtedness as a result of such Change of Control;

                  (11) the repurchase, redemption, defeasance or other
         acquisition or retirement for value of Existing Notes;

                  (12) so long as no Default has occurred and is continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions (other than Special
         Payments), (y) Special Payments in an aggregate amount since the date of this Indenture not to exceed $5.0 million and (z) dividends or distributions, redemptions of Capital Stock and other Restricted
         Payments in an aggregate amount not to exceed the sum of all Restricted
         Contributions, provided that, in the case of clause (z), on the date of such dividend, distribution, redemption of Capital Stock or other
         Restricted Payment, the Company must be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof; and

                  (13) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $7.5 million since the date of this Indenture.

         The amount of all Restricted Payments (other than cash) will be the
Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such
Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by an officer of the Company if the Fair
Market Value is less than $5.0 million and, if the Fair Market Value is $5.0 million or more, by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors'
determination must be based

                                       47

upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its
         Capital Stock to the Company or any of its Restricted Subsidiaries, or
         with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its
         Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its
         Restricted Subsidiaries; or

                  (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) the Credit Agreement;

                  (2) agreements as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture, as reasonably determined by the Company or such Restricted Subsidiary;

                  (3) this Indenture, the Notes and the Note Guarantees;

                  (4) applicable law, rule, regulation or order;

                  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries
         as in effect at the time of such acquisition (except to the extent such
         Indebtedness was incurred or Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) customary non-assignment provisions in contracts and
         licenses entered into in the ordinary course of business;

                  (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

                  (8) any agreement for the sale or other disposition of a
         Restricted Subsidiary that restricts distributions by that Restricted
         Subsidiary pending the sale or other disposition;

                                       48

                  (9) Permitted Refinancing Indebtedness; provided that the
         restrictions contained in the agreements governing such Permitted
         Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the
         Indebtedness being refinanced, as reasonably determined by the Company or such Restricted Subsidiary;

                  (10) Liens permitted to be incurred under the provisions of
         Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (11) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in effect on the date of this Indenture or entered into (i) in the ordinary course of business, or (ii) with the approval of the Company's Board of Directors or Chief Financial
         Officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and

                  (12) restrictions on cash or other deposits or net worth
         imposed by customers under contracts.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;
provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness
(including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage
Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least (a)
2.0 to 1, if the date of such incurrence or issuance is prior to December 31,
2006, or (b) 2.25 to 1, if the date of such incurrence or issuance is on or after December 31, 2006, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively,
"Permitted Debt"):

                  (1) the incurrence by the Company and any Guarantor of
         additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its
         Restricted Subsidiaries thereunder) not to exceed $260.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the
         Company or any of its Restricted Subsidiaries since the date of this
         Indenture to repay any term Indebtedness under a Credit Facility under
         Section 4.10 hereof;

                  (2) the incurrence by the Company and its Restricted
         Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Company and the Guarantors of
         Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange

                                       49

         Notes and the related Note Guarantees to be issued pursuant to the
         Registration Rights Agreement;

                  (4) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million at any time outstanding;

                  (5) the incurrence by the Company or any of its Restricted
         Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany
         Indebtedness) that was permitted to be incurred under Section 4.09(a)
         hereof or clauses (2), (3), (4), (5), (11) or (13) of this Section
         4.09(b);

                  (6) the incurrence by the Company or any of its Restricted
         Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Company or any Guarantor is the obligor on
                  such Indebtedness and the payee is not the Company or a
                  Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the
                  Note Guarantee, in the case of a Guarantor; and

                           (B) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such
                  Indebtedness to a Person that is not either the Company or a
                  Restricted Subsidiary of the Company,

         will be deemed, in each case, to constitute an incurrence of such
         Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the issuance by any of the Company's Restricted
         Subsidiaries to the Company or to any of its Restricted Subsidiaries of
         shares of preferred stock; provided, however, that:

                           (A) any subsequent issuance or transfer of Equity
                  Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

                           (B) any sale or other transfer of any such preferred
                  stock to a Person that is not either the Company or a
                  Restricted Subsidiary of the Company,

        will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

                  (8) the incurrence by the Company or any of its Restricted
         Subsidiaries of Hedging Obligations in the ordinary course of business;

                  (9) the guarantee by the Company or any of the Guarantors of
         Indebtedness of the Company or a Restricted Subsidiary of the Company
         that was permitted to be incurred by another

                                       50

         provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the
         Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

                  (10) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness in respect of workers compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

                  (11) the incurrence by the Company or any of the Guarantors of
         Indebtedness arising from Insurance Premium Financings in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any
         Indebtedness incurred pursuant to this clause (11), not to exceed $20.0 million;

                  (12) the incurrence by the Company or any of its Restricted
         Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such
         Indebtedness is covered within five Business Days; and

                  (13) the incurrence by the Company of additional Indebtedness or Disqualified Stock or any Guarantor of additional Indebtedness or preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted
         Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
         (13), not to exceed $25.0 million.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit
Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any
Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the
Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

                  The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any
         Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a
         Lien on the assets of the specified Person, the lesser of:

                                       51

                           (A) the Fair Market Value of such assets at the date
                  of determination; and

                           (B) the amount of the Indebtedness of the other
                  Person.

Section 4.10 Asset Sales.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may
         be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration received in the Asset
         Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                           (A) any liabilities, as shown on the Company's most
                  recent consolidated balance sheet, of the Company or any
                  Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note
                  Guarantee) that are assumed by the transferee of any such
                  assets pursuant to a novation agreement that releases the
                  Company or such Restricted Subsidiary from further liability;

                           (B) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such
                  Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 90 days following the
                  closing of the Asset Sale; and

                           (C) any stock or assets of the kind referred to in
                  clauses (2) or (4) of the next paragraph of this Section 4.10.

         Within 365 days after the receipt of any Net Proceeds from an Asset
Sale, the Company (or the applicable Restricted Subsidiary, as the case may be)
may apply such Net Proceeds at its option:

                  (1) to repay Senior Debt;

                  (2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the
         Person engaged in a Permitted Business is or becomes a Restricted
         Subsidiary of the Company;

                  (3) to make a capital expenditure; or

                  (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that the requirements of clauses (2) through (4) shall be deemed to be satisfied if an agreement committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied thereafter in accordance with such agreement within 545 days after the receipt of such Net Proceeds.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net
Proceeds in any manner that is not prohibited by this Indenture.

                                       52

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "Excess
Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, within 30 days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset
Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset
Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of
Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu
Indebtedness will be purchased on a pro rata basis. Upon completion of each
Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.10 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.10 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the
         Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the
                  Board of Directors of the Company set forth in an Officers'
                  Certificate certifying that such Affiliate Transaction
                  complies with this Section 4.11(a) and that such Affiliate
                  Transaction has been approved by a majority of the Board of
                  Directors of the Company; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such
                  Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of
                  national standing; provided, however, that no such opinion will be required in the case of dollar-for-dollar
                  reimbursements for expenses of the Company or any of its
                  Restricted Subsidiaries paid by any Affiliate of the Company or agreements relating thereto.

                                       53

         (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

                  (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors and payments pursuant thereto;

                  (2) transactions between or among the Company and/or its
         Restricted Subsidiaries;

                  (3) transactions with a Person (other than an Unrestricted
         Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees;

                  (5) any issuance of Equity Interests (other than Disqualified
         Stock) of the Company to Affiliates of the Company;

                  (6) Permitted Investments or Restricted Payments that do not violate Section 4.07 hereof;

                  (7) transactions pursuant to any contract or agreement with the Company or any of its Restricted Subsidiaries as in effect on the date of this Indenture and any amendment, modification, or replacement to such contract or agreement; provided that any such amendment, modification or replacement is on terms that are no less favorable to the holders of the Notes in any material respect than the original contract or agreement as in effect on the date of this Indenture;

                  (8) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the
         Company or any of its Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of its Restricted Subsidiaries;

                  (9) any transaction which is a Permitted Transaction;

                  (10) any transaction consisting of the provision of services by the Company and/or its Restricted Subsidiaries to their Affiliates in the ordinary course of business;

                  (11) any transaction pursuant to which Mafco Holdings provides the Company and/or its Restricted Subsidiaries, at their request and at the cost to Mafco Holdings, with services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services;

                  (12) the issuance of Qualified Affiliate Debt and any
         transaction in connection therewith;

                  (13) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

                  (14) any transaction amending the provisions of the Management
         Agreement or the Operating Agreement, to the extent that such amendment
         (a) substitutes the Company or any entity that owns 100% of the
         Company's Equity Interests for Allied or such substituted entity or (b)
         permits the payment or reimbursement of any Special Payments in cash;
         and

                  (15) any transaction which is (a) expressly excluded from the provisions Section 5.01 or (b) the Escrow Merger.

                                       54

Section 4.12 Liens.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than
Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of its property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13 Business Activities.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted
Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) their corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Subsidiary, provided that this clause (1) shall not apply to any action taken by Allied Finance to dissolve or otherwise cease to exist following the conversion of Allied
         Holdings into a corporation; and

                  (2) the rights (charter and statutory), licenses and
         franchises of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the
         Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Issuers will make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's
Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated
Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment").
Within 45 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the
Change of Control and offering to repurchase notes on the Change of Control
Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue
         interest;

                                       55

                  (4) that, unless the Issuers default in the payment of the
         Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and
         Liquidated Damages, if any, after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying
         Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control
         Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Issuers will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the
         Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an Authentication Order, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

         Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the
Issuers will not be required to make a Change of Control Offer upon a Change of
Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of

                                       56

Control Offer, or (2) notice of redemption has been given pursuant to Section
3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 No Layering of Debt.

         The Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuers and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Note Guarantee. No such
Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Section 4.17 No Amendment to Subordination Provisions.

         Without the consent of the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding, the Issuers will not amend, modify or alter this Indenture in any way to amend the provisions of Article 10 of this Indenture (which relate to subordination).

Section 4.18 Limitation on Sale and Leaseback Transactions.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

                  (1) the Company or that Guarantor, as applicable, could have
         (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge
         Coverage Ratio test in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

                  (2) the gross cash proceeds of that sale and leaseback
         transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback
         transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.19 Payments for Consent.

         The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20 Additional Note Guarantees.

         If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture that guarantees the Credit Agreement, or if any Restricted Subsidiary of the Company
that is not a Guarantor guarantees the Credit Agreement after the date of this
Indenture, then that Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the
Trustee within 10 Business Days of the date on which it was acquired or created;
provided that any Domestic Subsidiary that constitutes an Immaterial

                                       57

Subsidiary need not become a Guarantor until such time as it ceases to be an
Immaterial Subsidiary. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.21 Restriction on Activities of Allied Security Finance Corp.

         Allied Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Allied Finance may be a co-obligor or guarantor with respect to
Indebtedness (including Indebtedness under the Credit Agreement) if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Allied Finance.

Section 4.22 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors of the Company may designate any Restricted
Subsidiary (other than Allied Finance) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for
Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an
Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

         Any designation of a Subsidiary of the Company as an Unrestricted
Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.
If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an
Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the
Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a
Restricted Subsidiary of the Company of any outstanding Indebtedness of such
Unrestricted Subsidiary, and such designation will only be permitted if (1) such
Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

Section 4.23 Liquidated Damages Notice.

         In the event that the Issuers are required to pay Liquidated Damages to
Holders of Notes pursuant to the Registration Rights Agreement, The Issuers will provided written notice (the "Liquidated Damages Notice") to the Trustee of its
obligation to pay such Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, which notice shall set forth the amount of Liquidated Damages to be paid by the Issuers on such payment date. The Trustee shall not be responsible to any Holder of Notes to determine the nature, extent, amount or calculation of Liquidated Damages owed, or the method employed in any such calculation of Liquidated Damages.

                                       58

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its
Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1) either:

                           (A) the Company is the surviving Person; or

                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or to
                  which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United
                  States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this
         Indenture and the Registration Rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of
         Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)
         hereof; provided that this clause (4) shall not apply to the Escrow
         Merger.

         In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted
Subsidiaries taken as a whole, in one or more related transactions, to any other
Person.

         This Section 5.01 will not apply to:

         (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or converting the Company into a corporation; or

         (b) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or

                                       59

other disposition, the provisions of this Indenture referring to the "Company"
shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein;
provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (2) default in the payment when due (at maturity, upon
         redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (3) failure by the Company or any of its Restricted
         Subsidiaries to comply with the provisions of Sections 3.10, 4.07,
         4.09, 4.10, 4.15 or 5.01 hereof;

                  (4) failure by the Company or any of its Restricted
         Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this
         Indenture;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its
         Restricted Subsidiaries (or the payment of which is guaranteed by the
         Company or any of its Restricted Subsidiaries), whether such
         Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such
                  Indebtedness on the date of such default (a "Payment
                  Default"); or

                           (B) results in the acceleration of such Indebtedness
                  prior to its express maturity,

                  and, in each case, the principal amount of any such
                  Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates
                  $20.0 million or more;

                  (6) failure by the Company or any of its Restricted
         Subsidiaries to pay final, non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) failure by the Company to comply with, or the breach of, any material provision of the Escrow and Security Agreement, provided that the invalidity of the Trustee's security interest in the assets contained in the Escrow Account will automatically constitute an Event of Default;

                                       60

                  (8) if, on or prior to October 5, 2004, BPS LLC, after
         consummation of its merger with Barton Protective Services
         Incorporated, and each of its Subsidiaries that guarantee the Credit
         Agreement have failed to execute and deliver a supplemental indenture substantially in the form of Exhibit F hereto, pursuant to which each will have fully and unconditionally guaranteed the Notes;

                  (9) if, on or prior to October 5, 2004, the Registration
         Rights Agreement has not been executed and delivered by BPS LLC and each of its Subsidiaries;

                  (10) failure to comply with the provisions of Section 3.09 hereof;

                  (11) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

                  (12) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the
         Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due; or

                  (13) a court of competent jurisdiction enters an order or
         decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that,
                  taken together, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that,
                  taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant
                  Subsidiary or any group of Restricted Subsidiaries of the
                  Company that, taken together, would constitute a Significant
                  Subsidiary; or

                           (C) orders the liquidation of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

         In the case of an Event of Default specified in clause (12) or (13) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any

                                       61

group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of
Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the
Notes to be due and payable immediately.

         Upon any such declaration, the Notes shall become due and payable immediately.

         Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of
Default (except nonpayment of interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated
Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this
Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

         Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

                                       62

                  (1) such Holder has previously given the Trustee written
         notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing that the Trustee pursue the remedy;

                  (3) such Holders have offered the Trustee security or
         indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and Liquidated
Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Issuers
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of

                                       63

reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the
         Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a
Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this
         Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine

                                       64

         the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b)
         of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

                                       65

         (g) The Trustee shall not be deemed to have notice of any Default or
Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a
Default is received by the Trustee at the Corporate Trust Office of the Trustee
and such notice references the Notes and this Indenture.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (i) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any
Affiliate of the Issuers with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The
Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this
Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the
Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or
Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of
Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with
TIA ss. 313(d). The Issuers will promptly notify the Trustee in writing when the
Notes are listed on any stock exchange and of any delisting thereof.

                                       66

Section 7.07 Compensation and Indemnity.

         (a) The Issuers will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the
Issuers and the Trustee shall from time to time agree to in writing. The
Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Issuers and the Guarantors will indemnify each of the Trustee and any predecessor trustee against any and all losses, damages, liabilities or expenses including taxes (other than taxes based on the income of the Trustee)
incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors
(including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.
Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such
Guarantor will defend the claim and the Trustee will cooperate in the defense.
The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Issuers and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Issuers' and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any
Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any
         Bankruptcy Law;

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                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the
Issuers.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10 hereof, such
Holder may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section
7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA
ss. 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

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                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuers may at any time, at their option, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note
Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive
         payments in respect of the principal of, or interest or premium and
         Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Issuers' obligations with respect to Article 2 and
         Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the
         Trustee hereunder, and the Issuers' and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 4.07 through 4.22 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter,
"Covenant Defeasance"), and the Notes will thereafter be deemed not
"outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the
Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a
Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the

                                       69

remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections
6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S.
         dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and
         Liquidated Damages, if any, on, the outstanding Notes on the stated
         date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the
         Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                           (A) the Issuers have received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such
                  Opinion of Counsel shall confirm that, the Holders of the
                  outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal
                  Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as
                  would have been the case if such Legal Defeasance had not
                  occurred;

                  (3) in the case of an election under Section 8.03 hereof, the
         Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
         Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not
         result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

                  (6) the Issuers must deliver to the Trustee an Officers'
         Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

                                       70

                  (7) the Issuers must deliver to the Trustee an Officers'
         Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust;
             Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government
Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under
Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant
Defeasance.

Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or
Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying
Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The
Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantors' obligations under this
Indenture and the Notes and the Note Guarantees will be revived and reinstated
as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers

                                       71

make any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of their obligations, the
Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, the
Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Issuers' or a
         Guarantor's obligations to Holders of Notes and Note Guarantees in by a successor to the Issuers or such Guarantor pursuant to Article 5 or
         Article 11 hereof;

                  (4) to make any change that would provide any additional
         rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to conform the text of this Indenture, the Notes or the
         Note Guarantees to any provision of the "Description of Notes" section of the Offering Memorandum dated July 1, 2004, relating to the initial offering of the Notes, to the extent that such provision in that
         "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

                  (7) to provide for the issuance of Additional Notes in
         accordance with the limitations set forth in this Indenture as of the date hereof;

                  (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

                  (9) to allow Allied Holdings and Allied Finance to execute a supplemental indenture substantially in the form attached hereto as
         Exhibit G to become co-issuers with respect to the Notes.

         Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the
Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Issuers and the
Trustee may amend or supplement this Indenture (including, without limitation,
Section 3.10, 4.10 and 4.15 hereof) and the

                                       72

Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class
(including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to
Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional
Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Issuers accompanied by a resolution of their
Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the
Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or the
Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to
         Sections 3.10, 4.10 and 4.15 hereof);

                  (3) reduce the rate of or change the time for payment of
         interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of
         principal of, or interest or premium, or Liquidated Damages, if any, on, the Notes (except a rescission of acceleration of the Notes by the
         Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

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                  (6) make any change in the provisions of this Indenture
         relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, or
         Liquidated Damages, if any, on, the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.10 or 4.15 hereof);

                  (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the preceding amendment and waiver
         provisions.

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall receive and
(subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers'
Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01 Agreement to Subordinate.

         The Issuers agree, and each Holder by accepting a Note agrees, that the
Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter

                                       74

created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property, in an assignment for the benefit of creditors or any marshaling of the Issuers'
assets and liabilities:

                  (1) holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt
         (including interest, fees, expense reimbursements, indemnities and other Obligations accruing or incurred after the commencement of any
         Bankruptcy or Insolvency Proceeding at the rate or the amount specified in the applicable Senior Debt, in each case, whether or not a claim therefore is allowed, allowable or enforceable in such Bankruptcy or
         Insolvency Proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of
         Notes may receive and retain Permitted Junior Securities and payments made from either of the trusts created pursuant to Section 8.01 and
         Section 12.01 hereof); and

                  (2) in the event of any distribution to creditors of the
         Issuers:

                           (A) in a liquidation or dissolution of the Issuers;

                           (B) in a bankruptcy, reorganization, insolvency,
                  receivership or similar proceeding relating to the Issuers or their property;

                           (C) in an assignment for the benefit of creditors; or

                           (D) in any marshaling of the Issuers' assets and
                  liabilities (each such event referred to in clause (1) through
                  (4), a "Bankruptcy or Insolvency Proceeding").

Section 10.03 Default on Designated Senior Debt.

         (a) The Issuers may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 and Section 12.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                  (1) a payment default on Designated Senior Debt occurs and is continuing; or

                  (2) any other default occurs and is continuing on any
         Designated Senior Debt that permits holders of that Designated Senior
         Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt (or any representative therefor).
         If the Trustee receives any such Payment Blockage Notice, no subsequent
         Payment Blockage Notice will be effective for purposes of this Section
         10.03 unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been waived for a period of not less than 90 days.

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         (b) The Issuers may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (1) in the case of a payment default, upon the date on which such default is cured or waived; and

                  (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04 Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Issuers will promptly notify holders of Senior Debt of the acceleration.

Section 10.05 When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any
Obligations with respect to the Notes (except in Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 and
Section 12.01 hereof) at a time when such payment is prohibited by Section 10.03 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of the holders of Senior Debt as their interests may appear or their
Representative under the agreement, indenture or other document (if any)
pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such
Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the
Trustee pays over or distributes to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Company.

         The Issuers will promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other
Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A

                                       76

distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and
Holders, a payment by the Issuers on the Notes.

Section 10.08 Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:

                  (1) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on, the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Notes and
         creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Issuers fail because of this Article 10 to pay principal of, premium or interest or Liquidated Damages, if any, on, a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 10.10 Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of
Senior Debt, the distribution may be made and the notice given to their
Representative.

         Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the
Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate
Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuers or a
Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior
Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

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Section 10.12 Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13 Amendments.

         The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt. In addition, any amendment to, or waiver of, the provisions of this Article 10 that adversely affects the rights of the Holders of the Notes will require the consent of the
Holders of at least 75% in aggregate principal amount of Notes then outstanding.

                                   ARTICLE 11
                                NOTE GUARANTEES

Section 11.01 Guarantee.

         (a) Subject to this Article 11, following the Escrow Merger, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each
Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the

                                       78

Issuers or the Guarantors, any amount paid by either to the Trustee or such
Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each
Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Subordination of Note Guarantee.

         The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 will be junior and subordinated to the Senior Debt of such
Guarantor on the same basis as the Notes are junior and subordinated to Senior
Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the
Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such
Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such
Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 11.01 hereof, each
Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such
Guarantor on each Note authenticated and delivered by the Trustee and that a supplemental indenture to this Indenture substantially in the form attached as
Exhibit F hereto will be executed on behalf of such Guarantor by one of its
Officers.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note
Guarantee no longer holds that office at the time the Trustee authenticates the
Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

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         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.19 hereof, the Issuers will cause such Domestic Subsidiary to comply with the provisions of Section 4.19 hereof and this Article 11, to the extent applicable.

Section 11.05 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

                  (1) immediately after giving effect to such transaction, no
         Default or Event of Default exists; and

                  (2) either:

                           (a) the Person acquiring the property in any such
         sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights
         Agreement (unless all material obligations under that agreement have been performed) pursuant to a supplemental indenture satisfactory to the Trustee; or

                           (b) the Net Proceeds of such sale or other
         disposition are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note
Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor
Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note
Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note
Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the
Notes will prevent any consolidation or merger of a Guarantor with or into the
Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the
Issuers or another Guarantor.

Section 11.06 Releases.

         The Note Guarantee of a Guarantor will automatically be released:

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital
Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to

                                       80

such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers'
Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this
Indenture, including without limitation Section 4.10 hereof;

         (b) upon designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable terms of this Indenture;

         (c) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; and

         (d) if the Issuers have mailed a notice of redemption for all outstanding Notes and the Issuers have satisfied the conditions to covenant defeasance as provided in Article 8 hereof.

         Any Guarantor not released from its obligations under its Note
Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 12
                           satisfaction and discharge

Section 12.01 Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except
         lost, stolen or destroyed Notes that have been replaced or paid and
         Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the
         Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the
         Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in
         U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is
         continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a

                                       81

         default under, any other instrument to which the Issuers or any
         Guarantor is a party or by which the Issuers or any Guarantor are bound;

                  (3) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and

                  (4) the Issuers have delivered irrevocable instructions to the
         Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this
Indenture, to the payment, either directly or through any Paying Agent
(including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and
Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or
Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 13.02 Notices.

         Any notice or communication by the Issuers, any Guarantor or the
Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

                                       82

         If to Escrow Corp.:

         Allied Security Escrow Corp.
         35 East 62nd Street
         New York, New York 10021
         Facsimile No.: (212) 815-7760
         Attention: President

         With a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Facsimile No.: (212) 735-2000
         Attention: Stacy Kanter, Esq.

         If to the Issuers, the Company or any Guarantor:

         SpectaGuard Acquisition LLC
         3606 Horizon Drive
         King of Prussia, Pennsylvania 19406
         Facsimile No.: (610) 239-1106
         Attention:  Chief Financial Officer

         With a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Facsimile No.: (212) 735-2000
         Attention: Stacy Kanter, Esq.

         With a copy to:
         Mafco Holdings Inc.
         35 East 62nd Street
         New York, New York 10021
         Facsimile No.: (212) 815-7760
         Attention:  Barry F. Schwartz

         If to the Trustee:
         The Bank of New York
         101 Barclay Street
         8th Floor West
         New York, New York  10286
         Facsimile No.: (212) 815-2491
         Attention: Corporate Trust Administration

         The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and
the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                                       83

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any
Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the
Trustee, the Registrar and anyone else shall have the protection of TIA ss.
312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture after the date hereof, the Issuers shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied, provided that such Officers' Certificate shall not be given in connection with the original issuance of the Initial Notes; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied provided that such Opinion of Counsel shall not be given in connection with the original issuance of the Initial Notes; and.

Section 13.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e)
and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the
         examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such
         Person, such condition or covenant has been satisfied.

                                       84

Section 13.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees,
              Incorporators, Stockholders, Members and Partners.

         No director, officer, employee, incorporator, stockholder, member or partner of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this
Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT
TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 13.10 Successors.

         All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Waiver of Jury Trial.

         EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL

                                       85

BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE,
THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15 Force Majeure.

         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer
(software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

                                       86

                                   SIGNATURES:

Dated as of July 14, 2004

                                           ALLIED SECURITY ESCROW CORP.

                                           By:  /s/ Todd J. Slotkin
                                              ----------------------------------
                                              Name: Todd J. Slotkin
                                              Title: President and Treasurer

                                           THE BANK OF NEW YORK, as Trustee

                                           By:  /s/ Julie D. Salovitch-Miller
                                              ----------------------------------
                                              Name: Julie D. Salovitch-Miller
                                              Title: Vice President

                                 [Face of Note]
================================================================================

                                                         CUSIP/CINS
                                                                    ------------

                   11.375% Senior Subordinated Notes due 2011

No.                                                                $
   ----                                                             ------------

                          ALLIED SECURITY ESCROW CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of ___________________________________________________ DOLLARS
on July 15, 2011.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

                                           ALLIED SECURITY ESCROW CORP.

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated:              , 200
       -------------     --

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
   -----------------------------------
         Authorized Signatory

================================================================================

                                      A1-1

                                 [Back of Note]

                   11.375% Senior Subordinated Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Allied Security Escrow Corp., a Delaware
         corporation (such corporation, its successors and assigns under the
         Indenture referred to below, and following consummation of the Escrow
         Merger, Allied Security Holdings LLC and Allied Security Finance Corp.,
         the "Issuers"), promise to pay interest on the principal amount of this
         Note at 11.375% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
         Section 5 of the Registration Rights Agreement referred to below. The
         Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an
         "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
         (including post-petition interest in any proceeding under any
         Bankruptcy Law) on overdue installments of interest and Liquidated
         Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Issuers will pay interest on the
         Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment
         Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.
         Such payment will be in such coin or currency of the United States of
         America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New
         York, the Trustee under the Indenture, will act as Paying Agent and
         Registrar. The Issuers may change any Paying Agent

                                      A1-2

         or Registrar without notice to any Holder. The Issuers or any of their respective Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of July 14, 2004 (the "Indenture") between the Issuers and the
         Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the
         Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the
         Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Except to the extent provided in the Escrow and Security Agreement, dated as of July 14,
         2004, (the "Escrow and Security Agreement") among the Company, Mafco
         Holdings, the Trustee and the Bank of New York, as escrow agent, the
         Notes are unsecured obligations of the Company.

                  (5) OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b), (c) and (d) of this
Paragraph 5, the Company will not have the option to redeem the Notes prior to
July 15, 2008. On or after July 15, 2008, the Issuers will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days'
notice, at the redemption prices (expressed as percentages of principal amount)
set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                               Percentage
----                                                               ----------
2008..........................................................       105.688%
2009..........................................................       102.844%
2010 and thereafter...........................................       100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this
Paragraph 5, at any time prior to July 15, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of Equity Offerings at a redemption price equal to 111.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the applicable redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

         (c) The Issuers may redeem the Notes at their option at any time or from time to time prior to July 15, 2008, as a whole or in part, at a redemption price equal to the sum of (1) the then outstanding principal amount of the Notes redeemed, plus (2) accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, plus (3) the Applicable Premium thereon.

         (d) The Company may redeem the Notes, at its option, in whole but not in part, at any time on or prior to September 30, 2004 at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued interest to, but not including, the redemption date if, in its judgment, the
Barton Acquisition will not be consummated on or prior to September 30, 2004 on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the
Escrow Account upon five days' prior notice.

         (e) Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                                      A1-3

                  (6) MANDATORY REDEMPTION; SPECIAL MANDATORY REDEMPTION.

         Except as described below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         If the conditions to the release of the Escrow Property to the Company in connection with the consummation of the Barton Acquisition, which are set forth in Section 1.3(b) of the Escrow and Security Agreement, have not been satisfied by September 30, 2004, the Company shall redeem all of the outstanding
Notes on October 5, 2004, pursuant to the terms of the Escrow and Security
Agreement, at a redemption price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, to, but not including, the redemption date.
Such redemption may be made prior to October 5, 2004 in accordance with the provisions described in Section 3.07(a) of the Indenture if the Company determines at such time that the Barton Acquisition will not be consummated by
September 30, 2004. Immediately upon receipt by the Paying Agent of the Escrow
Property, the Trustee shall notify the Holders of the date fixed for such
Special Mandatory Redemption.

                  (7) REPURCHASE AT THE OPTION OF HOLDER.

         (a) If there is a Change of Control, the Issuers will make an offer (a
"Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of
Control Payment"). Within 45 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the
Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary of the Company
consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the
Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.10 of the
Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the
Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of
Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu
Indebtedness will be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the
Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase"
attached to the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the
         Indenture. Notes in denominations larger than $1,000 may be

                                      A1-4

         redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in
         registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the
         Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
         Also, the Issuers need not exchange or register the transfer of any
         Notes for a period of 15 days before a mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain
         exceptions, the Indenture or the Notes or the Note Guarantees may be
         amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated
         Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger, consolidation, or sale of all or substantially all of the
         Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the
         Indenture of any such Holder, to comply with the requirements of the
         SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" section of the Company's
         Offering Memorandum dated July 1, 2004, relating to the initial offering of the Notes, to the extent that such provision in that
         "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, to
         provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note
         Guarantee with respect to the Notes, or to allow Allied Holdings and
         Allied Finance to execute a supplemental indenture to the Indenture to become co-issuers with respect to the Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i)
         default for 30 days in the payment when due of interest on, or
         Liquidated Damages, if any, with respect to the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii)
         default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by the subordination provisions of the Indenture, (iii) failure by the Company or any of its Restricted
         Subsidiaries to comply with Section 3.10, 4.07, 4.09, 4.10, 4.15 or
         5.01 of the Indenture; (iv) failure by the Company or any of its
         Restricted Subsidiaries for 60 days after notice to the Company by the
         Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other

                                      A1-5

         agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi)
         certain final, non-appealable judgments for the payment of money that remain undischarged for a period of 60 days; (vii) failure by the
         Company to comply with, or the breach of, any material provisions of the Escrow and Security Agreement; (viii) failure of BPS LLC, after consummation of its merger with Barton Protective Services
         Incorporated, to execute and deliver a supplemental indenture, pursuant to which each will have fully and unconditionally guaranteed the Notes;
         (ix) failure of BPS LLC and certain of its subsidiaries to execute and deliver the Registration Rights Agreement; (x) failure to comply with the provisions of Section 3.09 of the Indenture; (xi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's
         Note Guarantee; and (xii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any
         Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding
         Notes may declare all the Notes to be due and payable immediately.
         Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the
         Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or
         Event of Default in the payment of interest or premium or Liquidated
         Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the
         Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its
         individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. A director, officer,
         employee, incorporator, stockholder, member or partner of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note
         Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until
         authenticated by the manual signature of the Trustee or an authenticating agent.

                                      A1-6

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
         Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES
         AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to
         Holders of Notes under the Indenture, Holders of Restricted Global
         Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of July 14, 2004, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted
         Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between one or both of the Issuers and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes
         (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
         Company has caused CUSIP numbers to be printed on the Notes, and the
         Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK
         WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE
         NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF
         CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
         ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

SpectaGuard Acquisition LLC
3606 Horizon Drive
King of Prussia, Pennsylvania  19406
Attention:  Chief Financial Officer

                                      A1-7

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ----------------

                                    Your Signature:
                                                   -----------------------------

                                    (Sign exactly as your name appears on the
                                    face of this Note)

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    Section 4.10                Section 4.15

         If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ---------------

Date:
     ----------------

                                    Your Signature:
                                                   -----------------------------

                                      (Sign exactly as your name appears on the
                                      face of this Note)

                                    Tax Identification No.:
                                                           ---------------------

Signature Guarantee*:
                     --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

* This schedule should be included only if the Note is issued in global form.

                                     A1-10

                  [Face of Regulation S Temporary Global Note]
================================================================================

                                                           CUSIP/CINS
                                                                     -----------

                   11.375% Senior Subordinated Notes due 2011

No.                                                                 $
   ---                                                               -----------

                          ALLIED SECURITY ESCROW CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of ___________________________________________________ DOLLARS
on July 15, 2011.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

                                         ALLIED SECURITY ESCROW CORP.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:              , 200
      --------------     --

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By:
   -----------------------------------
         Authorized Signatory

================================================================================

                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                   11.375% Senior Subordinated Notes due 2011

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE
CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS
SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE
BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED
TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED
IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS
GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR
DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE
FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A
NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A
SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS
CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

"THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE
OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS
HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE
PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED
HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH NOTE MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON
WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS
DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A
TRANSACTION MEETING THE

                                      A2-2

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE
SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH
TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN
REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE
TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF
NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT
SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH
ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND
BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY
OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN
ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES
OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH
SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE
EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         Capitalized terms used herein have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Allied Security Escrow Corp., a Delaware
         corporation (such corporation, its successors and assigns under the
         Indenture referred to below, and following consummation of the Escrow
         Merger, Allied Security Holdings LLC and Allied Security Finance Corp.,
         the "Issuers"), promise to pay interest on the principal amount of this
         Note at 11.375% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
         Section 5 of the Registration Rights Agreement referred to below. The
         Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an
         "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest
         (including post-petition interest in any proceeding under any
         Bankruptcy Law) on overdue installments of interest and Liquidated
         Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                  (2) METHOD OF PAYMENT. The Issuers will pay interest on the
         Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment
         Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes

                                      A2-3

         will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.
         Such payment will be in such coin or currency of the United States of
         America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New
         York, the Trustee under the Indenture, will act as Paying Agent and
         Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their respective
         Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of July 14, 2004 (the "Indenture") between the Issuers and the
         Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the
         Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the
         Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. Except to the extent provided in the Escrow and Security Agreement, dated as of July 14,
         2004, (the "Escrow and Security Agreement") among the Company, Mafco
         Holdings, the Trustee and the Bank of New York, as escrow agent, the
         Notes are unsecured obligations of the Company.

                  (5) OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b), (c) and (d) of this
Paragraph 5, the Company will not have the option to redeem the Notes prior to
July 15, 2008. On or after July 15, 2008, the Issuers will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days'
notice, at the redemption prices (expressed as percentages of principal amount)
set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                               Percentage
----                                                               ----------
2008...........................................................      105.688%
2009...........................................................      102.844%
2010 and thereafter............................................      100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this
Paragraph 5, at any time prior to July 15, 2007, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of Equity Offerings at a redemption price equal to 111.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the applicable redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

                                      A2-4

         (c) The Issuers may redeem the Notes at their option at any time or from time to time prior to July 15, 2008, as a whole or in part, at a redemption price equal to the sum of (1) the then outstanding principal amount of the Notes redeemed, plus (2) accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, plus (3) the Applicable Premium thereon.

         (d) The Company may redeem the Notes, at its option, in whole but not in part, at any time on or prior to September 30, 2004 at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued interest to, but not including, the redemption date if, in its judgment, the
Barton Acquisition will not be consummated on or prior to September 30, 2004 on substantially the terms described in the Offering Memorandum. If the Company exercises this option, it will redeem the Notes with the amounts held in the
Escrow Account upon five days' prior notice.

         (e) Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

                  (6) MANDATORY REDEMPTION; SPECIAL MANDATORY REDEMPTION.

         Except as described below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

         If the conditions to the release of the Escrow Property to the Company in connection with the consummation of the Barton Acquisition, which are set forth in Section 1.3(b) of the Escrow and Security Agreement, have not been satisfied by September 30, 2004, the Company shall redeem all of the outstanding
Notes on October 5, 2004, pursuant to the terms of the Escrow and Security
Agreement, at a redemption price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest to, but not including, the redemption date.
Such redemption may be made prior to October 5, 2004 in accordance with the provisions described in Section 3.07(a) of the Indenture if the Company determines at such time that the Barton Acquisition will not be consummated by
September 30, 2004. Immediately upon receipt by the Paying Agent of the Escrow
Property, the Trustee shall notify the Holders of the date fixed for such
Special Mandatory Redemption.

                  (7) REPURCHASE AT THE OPTION OF HOLDER.

         (a) If there is a Change of Control, the Issuers will make an offer (a
"Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of
Control Payment"). Within 45 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the
Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary of the Company
consummates any Asset Sales, within30 days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the
Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.10 of the
Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the
Company (or such Restricted

                                      A2-5

Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu
Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess
Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled
"Option of Holder to Elect Purchase" attached to the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the
         Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in
         registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the
         Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
         Also, the Issuers need not exchange or register the transfer of any
         Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in
         Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the
         Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S
         Temporary Global Note.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain
         exceptions, the Indenture or the Notes or the Note Guarantees may be
         amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated
         Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger, consolidation, or sale of all or substantially all of the
         Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the
         Indenture of any such Holder, to comply with the requirements of the
         SEC in order to effect or

                                      A2-6

         maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the
         "Description of Notes" section of the Company's Offering Memorandum dated July 1, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, to provide for the issuance of
         Additional Notes in accordance with the limitations set forth in the
         Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, or to allow Allied Holdings and Allied Finance to execute a supplemental indenture to the Indenture to become co-issuers with respect to the
         Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i)
         default for 30 days in the payment when due of interest on, or
         Liquidated Damages, if any, with respect to the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii)
         default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by the subordination provisions of the Indenture, (iii) failure by the Company or any of its Restricted
         Subsidiaries to comply with Section 3.10, 4.07, 4.09, 4.10, 4.15 or
         5.01 of the Indenture; (iv) failure by the Company or any of its
         Restricted Subsidiaries for 60 days after notice to the Company by the
         Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi)
         certain final, non-appealable judgments for the payment of money that remain undischarged for a period of 60 days; (vii) failure by the
         Company to comply with, or the breach of, any material provisions of the Escrow and Security Agreement; (viii) failure of BPS LLC, after consummation of its merger with Barton Protective Services
         Incorporated, to execute and deliver a supplemental indenture, pursuant to which each will have fully and unconditionally guaranteed the Notes;
         (ix) failure of BPS LLC and certain of its subsidiaries to execute and deliver the Registration Rights Agreement; (x) failure to comply with the provisions of Section 3.09 of the Indenture; (xi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's
         Note Guarantee; and (xii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any
         Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding
         Notes may declare all the Notes to be due and payable immediately.
         Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the
         Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or
         Event of Default in the payment of interest or premium or Liquidated
         Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the

                                      A2-7

         Indenture, and the Company is required, upon becoming aware of any
         Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) SUBORDINATION. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its
         individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. A director, officer,
         employee, incorporator, stockholder, member or partner of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note
         Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until
         authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=
         Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES
         AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to
         Holders of Notes under the Indenture, Holders of Restricted Global
         Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of July 14, 2004, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted
         Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between one or both of the Issuers and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes
         (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the
         Company has caused CUSIP numbers to be printed on the Notes, and the
         Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK
         WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE
         NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF
         CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
         ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                      A2-8

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

SpectaGuard Acquisition LLC
3606 Horizon Drive
King of Prussia, Pennsylvania  19406
Attention:  Chief Financial Officer

                                      A2-9

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     -------------

                                     Your Signature:
                                                     ---------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

Signature Guarantee*:
                     -----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      Section 4.10           Section 4.15

         If you want to elect to have only part of the Note purchased by the
Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $
                                 ---------------

Date:
     --------------

                                         Your Signature:
                                                        ------------------------

                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                         Tax Identification No.:
                                                                ----------------

Signature Guarantee*:
                     -----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A2-11

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

         The following exchanges of a part of this Regulation S Temporary Global
Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary
Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

                                     A2-12

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

ALLIED SECURITY ESCROW CORP.
35 East 62nd Street
New York, New York 10021

THE BANK OF NEW YORK
101 Barclay Street
8th Floor West
New York, New York 10286

         Re: 11.375% Senior Subordinated Notes due 2011

         Reference is hereby made to the Indenture, dated as of July 14, 2004
(the "Indenture"), between Allied Security Escrow Corp., as issuer (the
"Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex
A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The
Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or
Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the
Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the 144A Global Note and/or the Restricted Definitive Note and
in the Indenture and the Securities Act.

         2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE
OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United
States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the

                                      B-1

proposed transfer is being made prior to the expiration of the Restricted
Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note
and/or the Restricted Definitive Note and in the Indenture and the Securities
Act.

         3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY
PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in
         accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Company or a
         subsidiary thereof;

                                       or

                  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) such Transfer is being effected to an Institutional
         Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule
         903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of
         Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a
         Restricted Global Note or Restricted Definitive Notes and the
         requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit
         D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than
         $250,000, an Opinion of Counsel provided by the Transferor or the
         Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI
         Global Note and/or the Restricted Definitive Notes and in the Indenture
         and the Securities Act.

         4. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive

                                      B-2

Note will no longer be subject to the restrictions on transfer enumerated in the
Private Placement Legend printed on the Restricted Global Notes, on Restricted
Definitive Notes and in the Indenture.

         (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Restricted Definitive Notes and in the Indenture.

         (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or
Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             -----------------------------------
                                                 [Insert Name of Transferor]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:
      --------------------

                                      B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) a beneficial interest in the:

                      (i)   144A Global Note (CUSIP _________), or

                      (ii)  Regulation S Global Note (CUSIP _________), or

                      (iii) IAI Global Note (CUSIP _________); or

                  (b) a Restricted Definitive Note.

         2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) a beneficial interest in the:

                      (i)   144A Global Note (CUSIP _________), or

                      (ii)  Regulation S Global Note (CUSIP _________), or

                      (iii) IAI Global Note (CUSIP _________); or

                      (iv)  Unrestricted Global Note (CUSIP _________); or

                  (b)  a Restricted Definitive Note; or

                  (c)  an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

ALLIED SECURITY ESCROW CORP.
35 East 62nd Street
New York, New York 10021

THE BANK OF NEW YORK
101 Barclay Street
8th Floor West
New York, New York 10286

         Re: 11.375% Senior Subordinated Notes due 2011

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of July 14, 2004
(the "Indenture"), between Allied Security Escrow Corp., as issuer (the
"Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A
RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN AN UNRESTRICTED GLOBAL NOTE

         (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global
Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted
Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the
Restricted Global Notes and pursuant to and in accordance with the Securities
Act, (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted
Global Note, the Owner hereby certifies (i) the beneficial interest is

                                      C-1

being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
Restricted Definitive Notes and pursuant to and in accordance with the
Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

         (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted
Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Definitive Note and in the Indenture
and the Securities Act.

         (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL
INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the
Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]
144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such
Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the relevant Restricted Global Note and in the
Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         ---------------------------------------
                                               [Insert Name of Transferor]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
      ------------------------

                                      C-2

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ALLIED SECURITY ESCROW CORP.
3606 Horizon Drive
King of Prussia, Pennsylvania 19406

THE BANK OF NEW YORK

         Re: 11.375% Senior Subordinated Notes due 2011

         Reference is hereby made to the Indenture, dated as of July 14, 2004
(the "Indenture"), between Allied Security Escrow Corp., as issuer (the
"Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) a beneficial interest in a Global Note, or

         (b) a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of
1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the
Company such certifications, legal opinions and other information as you and the
Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                                      D-1

         4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                         [Insert Name of Accredited Investor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                                      D-2

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor
Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 14, 2004 (the "Indenture") between
Allied Security Escrow Corp., a Delaware corporation (such corporation, its successors and assigns under the Indenture referred to below, and following consummation of the Escrow Merger, Allied Security Holdings LLC and Allied
Security Finance Corp., the "Issuers"), the Guarantors party thereto and The
Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the
Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
The obligations of the Guarantors to the Holders of Notes and to the Trustee
pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the
Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note
Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                            [NAME OF GUARANTOR(S)]

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      E-1

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), Allied Security Holdings LLC and Allied Security Finance Corp.,
the "Issuers"), the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Allied Security Escrow Corp. ("Escrow Corp.") has
heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 14, 2004 providing for the issuance of 11.375% Senior
Subordinated Notes due 2011 (the "Notes");

         WHEREAS, the Issuers have heretofore executed and delivered to the
Trustee a supplemental indenture to the Indenture assuming all of the obligations of Escrow Corp. under the Indenture and the Notes;

         WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or partner of the
Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note
Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder of the Notes by accepting a Note waives and releases all such liability.
The waiver and release are part of the consideration for issuance of the Notes.
Such waiver may not be effective to waive liabilities under the federal securities laws.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                      F-1

         6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

                                      F-2

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

         Dated:               , 20
               ---------------    --

                                             [ISSUERS]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             [GUARANTEEING SUBSIDIARY]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             THE BANK OF NEW YORK,
                                               as Trustee

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      F-3

                                                                       EXHIBIT G

                         FORM OF SUPPLEMENTAL INDENTURE
                               TO BE DELIVERED BY
         ALLIED SECURITY HOLDINGS LLC AND ALLIED SECURITY FINANCE CORP.

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
________________, 2004, among Allied Security Holdings LLC, a Delaware limited liability company ("Holdings"), Allied Security Finance Corp., a Delaware
corporation ("Finance Corp." and together with Holdings, the "Co-Issuers"), and
The Bank of New York, a New York banking corporation, as trustee under the
Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, Allied Security Escrow Corp. (the "Issuer"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 14, 2004, providing for the issuance of 11.375% Senior Subordinated
Notes due 2011 (the "Notes");

         WHEREAS, concurrently herewith, the Issuer is being merged with and into Holdings, with Holdings as the surviving company (the "Escrow Merger");

         WHEREAS, pursuant to the Escrow and Security Agreement (as defined in the Indenture), the Co-Issuers are required to execute and deliver this
Supplemental Indenture concurrently with the Escrow Merger; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the
Co-Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO ASSUME. The Co-Issuers hereby jointly and severally assume all of the obligations of the Issuer under the Indenture and the Notes, pursuant to the Indenture, and, hereafter, shall be deemed the "Issuer" for all purposes under the Indenture and the Notes.

         3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder, member or partner of the
Co-Issuers shall have any liability for any obligations of the Issuer, the
Co-Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING
EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE
APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                      G-1

         5. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Co-Issuers.

                                      G-2

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

         Dated:               , 2004
                --------------

                                             ALLIED SECURITY HOLDINGS LLC

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             ALLIED SECURITY FINANCE CORP.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             THE BANK OF NEW YORK,
                                               as Trustee

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                       G-3

                                                                      SCHEDULE 1

                         LIST OF PERMITTED TRANSACTIONS

1.   Amended and Restated Management Agreement, dated as of December 19, 2003, by and between SpectaGuard Holding Corporation and Allied, as such agreement may be amended in accordance with the Indenture.

2.   Second Amended and Restated Operating Agreement of SpectaGuard Acquisition
     LLC, dated February 19, 2003, as amended, by and among SpectaGuard Holding
     Corporation, Albert J. Berger, William C. Whitmore, Jr., William A.
     Torzolini, Bruce A Gelting, Mark P. Desrosier, Ronald Rabena, John Redden
     and Richard L. Finley, OCM Specta Holdings, Inc., Blackstone SG Mezzanine
     Corporation, Ronald O. Perelman, Donald G. Drapkin, Howard Gittis and Mafco
     Holdings, as such agreement may be amended in accordance with the
     Indenture.

3.   SpectaGuard Holding Corporation Special Payment Plan.

4.   Employment Agreement, dated February 19, 2003, by and among SpectaGuard
     Holding Corporation, Allied and Albert J. Berger.

5.   Employment Agreement, dated February 19, 2003, by and among SpectaGuard
     Holding Corporation, Allied and William C. Whitmore, Jr.

                                       1